Exhibit 24
                                                                      ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Post-Effective Amendment No. 3 to Form S-8 (Registration Statement No. 33-66282) of our report dated October 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rexall Sundown, Inc. as of August 31, 1997 and 1996 and for the three years in the period ended August 31, 1997, appearing in the Form 10-K of Rexall Sundown, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
August 24, 1998